                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

     AutoBond Funding Corporation I, a Delaware corporation

     AutoBond Funding Corporation II, a Delaware corporation

     AutoBond Funding Corporation 1995, a Delaware corporation

     AutoBond Funding Corporation 1996-A, a Delaware corporation


     AutoBond Funding Corporation 1996-B, a Delaware corporation